Exhibit 5.1













August 4, 2006


Board of Directors
Frontier Financial Corporation
333 S.W. Everett Mall Way
Everett, Washington 98203

Re:      2006 Stock Incentive Plan (the "Plan")

Dear Ladies & Gentlemen:

You have requested us to furnish our opinion as to the legality of the shares of common stock of Frontier Financial Corporation (the "Company") which are being registered (the "Common Stock") under the Registration Statement on Form S-8 to be filed on August 4, 2006, (the "Registration Statement"), by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Securities Act").

We have examined the Registration Statement, the initial prospectus to be delivered in accordance with Item 1 of Registration Statement, the Plan, the Company's Articles of Incorporation and Bylaws as currently in effect, certain records of the Company's proceedings as reflected in its minute books, and the originals, or certified, conformed or reproduction copies, of such other documents, certificates and records as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. We have assumed the genuineness of all signatures on original or certified copies, the authenticity of documents, certificates and records submitted to us as originals, the conformity to original or certified copies of all copies submitted to us as certified or reproduction copies, the legal capacity of all natural persons executing documents, certificates and records, and the completeness and accuracy as of the date of this opinion letter of the information contained in such documents, certificates and records.

Based on the foregoing, we are of the opinion that the securities issued pursuant to the Plan have been, and with respect to convertible securities, upon exercise in accordance with the terms thereof, will have been, duly authorized, and when issued and delivered by the Company and paid for as contemplated by the Registration Statement and the Plan, it will be legally and validly issued, fully paid and nonassessable.


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Board of Directors
August 4, 2006
Page 2



We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Securities Act.

Very truly yours,



Davis Wright Tremaine LLP